Exhibit 10.4

Power of Attorney

I, [Name of Shareholder], a citizen of the People’s Republic of China (hereinafter referred to as the “PRC”) with ID number [Number], and a shareholder of [Equity Interest Percentage]% of the equity (hereinafter referred to as “My Equity”) in Beijing Huapin Borui Network Technology Co., Ltd. (hereinafter referred to as the “Domestic Company”), hereby on February 21, 2020 irrevocably authorize Beijing Glorywolf Co., Ltd. (the “WFOE”) to exercise the following rights with respect to My Equity during the term of this Power of Attorney (“POA”):

I hereby authorize the WFOE to act as my sole and exclusive agent to exercise, in my name and on my behalf, the following rights with respect to My Equity including but not limited to: (1) to attend shareholders’ meetings of the Domestic Company and sign resolutions of the shareholders’ meeting on my behalf; (2) to exercise all shareholder rights that I am entitled to under the laws and the Articles of Association of the Domestic Company, including, but not limited to, the right to vote as a shareholder, and the right to sell or transfer or pledge or dispose of all or any part of My Equity; and (3) acting as my authorized representative to elect, designate and appoint the Legal Representative, Chairman, directors, supervisors, General Manager and other senior executives of the Domestic Company.

The WFOE will have the right to execute, on my behalf and within the remit of its authority, the Transfer Contract as provided in the Exclusive Call Option Agreement (to which I shall be required to be a party), and to duly perform the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement, to both of which I am a party and both of which are dated the same date as this POA. In no way shall the exercise of such right by the WFOE limit the authorization contained herein.

Except as otherwise agreed herein, the WFOE shall have the right to transfer, use or otherwise dispose of the cash dividends and other non-cash proceeds arising from My Equity in accordance with my oral or written instructions.

Except as otherwise agreed herein, all the actions of the WFOE with respect to My Equity may be taken at its sole discretion without any oral or written instruction from me.

All the actions of the WFOE in relation to My Equity shall be deemed my own and all the documents executed by the WFOE shall be deemed to have been executed by myself, and I hereby acknowledge such actions and documents.

The WFOE shall have the right to delegate its authority to any other person or entity to handle the foregoing matters and exercise My Equity without prior notice to or consent from me.

This POA shall be irrevocable and remain in effect as long as I am a shareholder of the Domestic Company, and shall become effective from the date hereof.

During the term hereof, I hereby waive and will no longer exercise any of my rights in relation to My Equity that I have through this POA delegated to the WFOE.

[This page is intentionally left blank]

Authorizer: [Name of Shareholder]

By:	/s/ [Name of Shareholder]

Power of Attorney

Schedule of Material Differences

One or more persons executed Power of Attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	% of Shareholder’s Equity Interest in the VIE
1.	ZHAO Peng	99.5%
2.	YUE Xu	0.5%